              SENTO UPDATES OUTLOOK FOR FISCAL 2007 FIRST QUARTER

SALT LAKE CITY, Utah, July 12, 2006 - Sento Corporation (Nasdaq: SNTO), a
right-channeling solutions leader, today updated its outlook for the first quarter of fiscal 2007 ended June 30, 2006.

Based on preliminary results, the Company now expects to report consolidated revenues in the range of $14.4 to $14.6 million, an operating loss of $1.5 to
$1.6 million and a net loss in the range of $1.4 to $1.5 million or $0.36 to
$0.38 per diluted share for the fiscal 2007 first quarter. The Company had originally expected revenues to approach $16 million and that it would maintain operating profitability in the fiscal 2007 first quarter. The Company turned profitable in the second quarter of fiscal 2006.

For the first quarter of fiscal 2006, the Company had revenues of $8.8 million, an operating loss of $1.6 million including charges related to the final phase of a facilities consolidation program, and a net loss of $1.7 million or $0.44 per diluted share.

The Company noted that the following factors were taken into account in developing the revised outlook:

-        The Company did not receive timely payment of a note for $400,000 due
         June 30, 2006 from a financially distressed client, for which it had previously fully reserved. The Company resumed work for that client when it was recapitalized in September 2005 and received payment for all new services rendered through approximately March 15, 2006. It was anticipated that the client would complete another round of funding by the end of June but such did not occur and payment of the note and for services was not made. The Company will record an additional reserve of approximately $462,000 for the potential non-payment of the client's remaining obligation for services rendered through June 2006.
-        The lower than expected revenues resulted from the fact that several clients in the U.S. and Europe came in somewhat below their own quarterly forecasts for projected call volume and other interactions.
         No single client accounts for the revenue variance.
-        The Company normally adjusts contact center schedules and staffing levels to correspond to changes in client service demand. In the U.S., erratic intra-day volume for certain clients required higher than normal staffing in order to meet service levels. In Europe, the decision was made to maintain higher staffing levels rather than adjust for the below-budget client revenue in the quarter because of the scheduled start-up there of a large project for a major client on July
         1 and taking into account European employment laws. As a result, the
         European operation accounted for approximately $600,000 of the operating loss in the first quarter of fiscal 2007. The new project in
         Europe began as scheduled and the Company believes staffing levels there are at an appropriate level.
-        The Company experienced continuing wage pressure in several U.S. cities in which it operates in the first quarter. Management determined that it could no longer delay increasing wages to agents in those cities. In addition, certain wages were increased in response to the opening of a new customer contact center in Albuquerque by a major defense contractor, which has a government contract enabling them to offer up to 44% higher wages than those currently budgeted for Sento client programs handled there.
-        Additional factors that account for the unexpected operating loss in the quarter include a reduction in the gross profit margin and higher
         SG&A expense as a percentage of sales due to the lower revenue as well as higher than expected non-reimbursable training costs. The Company noted that it will record approximately $800,000 of job training reimbursement under the New Mexico JTIP program for the first quarter of fiscal 2007.

Patrick F. O'Neal, President and CEO of Sento, commented, "After three quarters of hard-earned profitability, I am very disappointed that we will have an operating loss in our fiscal 2007 first quarter. Despite the nearly 65% revenue increase we expect to achieve over the first quarter of fiscal 2006, that growth is not sufficient to offset the negative turn of events for one of our clients nor the operating decisions we had to make in the quarter. We are carefully reviewing our expense structure to identify any remedial measures that can be taken. We also are endeavoring to amend client agreements to partially offset the unexpected increased wage costs and are having some initial success.
Additionally, we plan to institute cost-of-living clauses in all new contracts, given the inflationary pressures in the economy."

Mr. O'Neal concluded: "The combination of these operational, business and economic factors in the first quarter has caused a temporary set-back in our full-year revenue growth plan as well as our profitability turnaround. This may continue into our second fiscal quarter, although we expect to realize sequential improvement over the first quarter. We are fully focused on getting back on track as quickly as possible."

The Company noted that it will provide a full review of the fiscal 2007 first quarter and the outlook for the second quarter when final results are reported on July 24th, at which time the Company will hold its regular quarterly earnings conference call.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer
Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and
LensCrafters.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as
"expects," "intends," "estimates," "believes," "anticipates," "should" and
"likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; variations in market and economic conditions; the
Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company;
the Company's ability to complete negotiations and execute client agreements;
risk of equipment failure and/or emergency interruption of the Customer Contact
Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on
Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com
Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

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